                               OPTIONEE AGREEMENT


         OPTIONEE AGREEMENT, dated as of April 16, 2003 (this "Agreement"), among Crane Co., a Delaware corporation ("Parent"), STC Merger Co., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Purchaser"), the undersigned optionee, whose name is set forth on the signature page of this Agreement ("Optionee"), of Signal Technology Corporation, a Delaware corporation (the "Company"), and the Company.

         WHEREAS, in order to induce Parent and Purchaser to enter into the Agreement and Plan of Merger dated as of the date hereof with the Company (the "Merger Agreement"), Parent and Purchaser have requested Optionee, and Optionee has agreed, to enter into this Agreement;

         WHEREAS, Optionee, Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement; and

         WHEREAS, capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

         NOW, THEREFORE, for valuable consideration and in consideration of the foregoing and the mutual covenants and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Purchaser, the Company and Optionee hereby agree as follows:

                                    ARTICLE I

                 CONVERSION OF OPTIONS TO RIGHT TO RECEIVE CASH
                 ----------------------------------------------

         SECTION 1.01 Conversion of Options with an Exercise Price of Less than $13.25 Per Share. Optionee hereby irrevocably acknowledges and agrees that notwithstanding the terms of any Company Options granted to Optionee or the provisions of any Company Stock Option Plan, pursuant to the Merger Agreement, immediately prior to the Effective Time, all then unexercised outstanding options, which have an exercise price less than $13.25 per share, held by Optionee to purchase common stock of the Company, whether or not exercisable, whether or not vested, under the Company's 1992 Equity Incentive Stock Option Plan and 2001 Equity Incentive Plan, shall be automatically converted into the right to receive only an amount of cash (net of applicable withholding Taxes) equal to (x) the difference, if any, between the Per Share Amount ($13.25) less the exercise price per share of Common Stock payable upon exercise of such Company Options multiplied by (y) the number of shares of Common Stock issuable thereunder upon exercise immediately prior to the Effective Time. Optionee hereby waives any rights that Optionee has in respect of the terms of any Company Options granted to him/her or under any Company Stock Option Plan to the extent any such terms are inconsistent with the provisions of this Agreement.

         SECTION 1.02 Termination of Options with an Exercise Price Equal to or Greater than $13.25 Per Share. Optionee hereby irrevocably acknowledges and agrees that notwithstanding the terms of any Company Options granted to Optionee or the provisions of any Company Stock Option Plan, immediately prior to the Effective Time, all then unexercised outstanding options, which have an exercise price of or greater than $13.25 per share, held by Optionee under the Company's Stock Option shall immediately and automatically, without further action of the Optionee or the Company, terminate and be of no further force and effect.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF OPTIONEE
                   ------------------------------------------

         Optionee represents and warrants to Parent, Purchaser and the Company as follows:

         SECTION 2.01 Valid Title. Optionee is the sole owner of the Options set forth on Annex I hereto with no encumbrances against, and no restrictions on rights of disposition pertaining thereto, except for any applicable restrictions on transfer under the Securities Act.

         SECTION 2.02 Authority; Non-Contravention. Optionee has the requisite power and authority or legal capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Optionee and the consummation by Optionee of the transactions contemplated by this Agreement have been duly authorized by all necessary action (including any consultation, approval or other action by or with any other person) on the part of Optionee. This Agreement has been duly executed and delivered by Optionee and (assuming the due authorization, execution and delivery by Parent, Purchaser and Company of this Agreement) constitutes a valid and binding obligation of Optionee, enforceable against Optionee in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity. The execution and delivery of this Agreement by Optionee does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by Optionee will not, require consent under, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of Optionee's properties or assets under, any provision of applicable Law or of any agreement, judgment, injunction, order, decree or other instrument binding on Optionee. Except for filings required under Section 16 of the Exchange Act, no consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Authority is required by or with respect to Optionee in connection with Optionee's execution and delivery of this Agreement or the consummation by Optionee of the transactions contemplated by this Agreement

         SECTION 2.03 Options; Total Shares. As of the date hereof, the options to purchase Company common stock set forth on Annex I are the only options held by Optionee on the date of this Agreement. Other than the options set forth on Annex I, Optionee does not own any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                        ---------------------------------
                          PARENT, PURCHASER AND COMPANY
                          -----------------------------

         Parent, Purchaser the Company each represents and warrant only with respect to itself to Optionee as follows:

         SECTION 3.01 Corporate Power and Authority. Each has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each. This Agreement has been duly executed and delivered by each and constitutes a valid and binding obligation of each, respectively, enforceable against each of them in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights and to general principles of equity.

         SECTION 3.02 Conflicts. The execution and delivery of this Agreement by Parent, Purchaser and the Company does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement by them will not, require consent under, conflict with or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under any of any of their organizational documents, any provision of applicable Law or of any agreement, judgment, injunction, order, decree or other instrument binding upon any of them. No consent, approval, order or authorization of, or registration, declaration or filing with or exemption by any Governmental Authority is required by or with respect to Parent, Purchaser or the Company in connection with their respective execution and delivery of this Agreement or the consummation by any of them of the transactions contemplated by this Agreement, except for applicable requirements, if any, under the Exchange Act and the rules and regulations thereunder and state securities or Blue Sky Laws.

                                   ARTICLE IV

                            COVENANTS OF STOCKHOLDER
                            ------------------------
         SECTION 4.01 Covenants of Optionee. Optionee covenants and agrees with and for the benefit of Parent, Purchaser and the Company as follows:

         (a) Except as expressly contemplated by the terms of this Agreement, Optionee shall not:

                  (i) until the Expiration Date (as defined herein), sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Options to any person, other than Purchaser or Purchaser's designee. Any attempted transfer or other disposition in violation of this Section 4.01(a)(i) shall be null and void; or

                  (ii) until the Expiration Date, take any other action that would in any way restrict, limit or interfere with the performance of Optionee's obligations hereunder or the transactions contemplated to be performed by Optionee hereunder.

         SECTION 4.02 Further Assurances. Optionee shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents, and other instruments as may be necessary for the purpose of effectively carrying out the transactions contemplated by this. Additionally, Optionee shall make any filings with Governmental Authorities required in connection with the transactions contemplated by this Agreement, including any Form 4 or any amendments to any Form 4 previously filed under the Exchange Act.

                                    ARTICLE V

                                  MISCELLANEOUS
                                  -------------

         SECTION 5.01 Representations. The representations and warranties made in this Agreement are made as of the date hereof and shall survive the execution hereof for a period terminating on the Expiration Date.

         SECTION 5.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.02):

         if to Parent or Purchaser:

                  Corporate Secretary
                  Crane Co.
                  100 First Stamford Place
                  Stamford, CT 06902
                  Facsimile:   (203) 363-7350

         with a copy (which shall not constitute notice) to:

                  Stephen R. Connoni, Esq.
                  Janice C. Hartman, Esq.
                  Kirkpatrick & Lockhart LLP
                  Henry W. Oliver Building
                  535 Smithfield Street

                  Pittsburgh, PA 15222
                  Facsimile:   (412) 355-6501

         if to the Company:

                  Chairman and Chief Executive Officer
                  Signal Technology Corporation
                  222 Rosewood Drive
                  Danvers, MA 01923
                  Facsimile:   (978) 774-6105

         with a copy (which shall not constitute notice) to:

                  Roger D. Feldman, Esq.
                  Fish & Richardson P.C.
                  225 Franklin Street
                  Boston, MA 02110
                  Facsimile:   (617) 542-8906

         if to Optionee, to the address set forth on the Company's employment records for the Optionee, or such other address as shall be furnished in writing by Optionee to the other parties hereto.

         with a copy (which shall not constitute notice) to:

                  Roger D. Feldman, Esq.
                  Fish & Richardson P.C.
                  225 Franklin Street
                  Boston, MA 02110
                  Facsimile:   (617) 542-8906

         SECTION 5.03 Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 5.04 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 5.05 Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect. Upon any determination by a court of competent jurisdiction that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         SECTION 5.06 Amendments. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 5.07    [Intentionally Omitted]

         SECTION 5.8 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         SECTION 5.9 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the City of Wilmington.

         SECTION 5.10 Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation". References to the "Company" include the Subsidiaries of the Company unless the context clearly requires otherwise. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to April 16, 2003. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided, that in no event will Parent or Purchaser, on the one hand, or Optionee, on the other, be considered an affiliate of the other such party(ies).

         SECTION 5.11 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 5.12 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 5.14 Termination. This Agreement shall automatically terminate on the Expiration Date. The term "Expiration Date" means the earliest of (x) the Effective Time, (y) the date, if any, on which the parties hereto shall, by mutual written consent, agree to terminate this Agreement or (z) the due termination of the Merger Agreement in accordance with its express terms.

IN WITNESS WHEREOF, Parent, Purchaser, the Company and Optionee have caused this Agreement to be executed as of the date first written above.


                                     CRANE CO.


                                     By:
                                        -------------------------------------

                                        ---------------------

                                        ------------------------------


                                     PURCHASER


                                     By:
                                        -------------------------------------

                                        ---------------------

                                        ------------------------------


                                     SIGNAL TECHNOLOGY CORPORATION


                                     By:
                                        -------------------------------------

                                        ---------------------

                                     ---------------------------------
                                     [OPTIONEE'S NAME]

                                                                         ANNEX I
                                                                         -------

--------------------------- ------------------------- --------------------------
                                NUMBER OF SHARES           PER SHARE OPTION
                                ----------------           ----------------
DATE OF GRANT OF OPTION         SUBJECT TO OPTION           EXERCISE PRICE
-----------------------         -----------------           --------------
--------------------------- ------------------------- --------------------------

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